UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2018

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2018, Marina Biotech, Inc. (the “Company”) conducted the second and final closing (the “Final Closing”) of the Company’s private placement (the “Private Placement”) of shares of the Series E convertible preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), and warrants to purchase shares of the common stock, par value 0.006 per share, of the Company (the “Common Stock”). The initial closing (the “Initial Closing”) of the Private Placement was previously reported by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2018 (the “Prior 8-K”).

In connection with the Final Closing, the Company entered into Subscription Agreements (the “Purchase Agreements”) with certain accredited investors pursuant to which the Company sold 478 shares of Preferred Stock at a purchase price of $5,000 per share. Each share of Preferred Stock is initially convertible into shares of Common Stock at a conversion price of $0.50 per share of Common Stock. In addition, each investor received a 5-year warrant (the “Warrants”, and collectively with the Preferred Stock, the “Securities”) to purchase 0.75 shares of Common Stock for each share of Common Stock issuable upon the conversion of the Preferred Stock purchased by such investor at an exercise price equal to $0.55 per share of Common Stock, subject to adjustment thereunder.

The Company received total gross proceeds of approximately $2.39 million from the Final Closing, prior to deducting placement agent fees and estimated expenses payable by the Company associated with the Final Closing. The Company currently intends to use the proceeds of the Private Placement for funding operations, working capital needs, capital expenditures, the repayment of certain liabilities and other general corporate purposes in pursuit of advancing its commercial, clinical and preclinical efforts, including advancing its commercial operations relating to the sale and promotion of the Company’s Prestalia® product. Prestalia is a single-pill fixed dose combination of perindopril arginine, an angiotensin-converting-enzyme inhibitor, and amlodipine besylate, a calcium channel blocker, which has been approved by the U.S. Food and Drug Administration and is marketed in the U.S. The Company received aggregate gross proceeds of approximately $14.1 million from the Initial Closing and the Final Closing, prior to deducting placement agent fees and estimated expenses payable by the Company associated with the Initial Closing and the Final Closing, respectively.

The rights, preferences and privileges of the Preferred Stock issued at the Final Closing are set forth in a Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock of Marina Biotech, Inc. (the “Certificate of Designation”) that was filed with the Secretary of State of the State of Delaware on April 16, 2018. The Certificate of Designation was filed as Exhibit 3.1 to the Prior 8-K, and the rights, preferences and privileges of the Preferred Stock were summarized in the Prior 8-K. The form of Warrant that was issued at the Final Closing was filed as Exhibit 4.1 to the Prior 8-K, and the terms and provisions thereof were summarized in the Prior 8-K.

The Securities were offered and sold in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. To the extent that any shares of Common Stock are issued in connection with the conversion of the Preferred Stock or the exercise of the Warrants, the Common Stock may not be offered, transferred or sold in the United States absent registration or the availability of an applicable exemption from the registration requirements of the Securities Act.

Maxim Merchant Capital, a division of Maxim Group LLC, acted as placement agent in connection with the Private Placement pursuant to a Placement Agency Agreement, dated February 8, 2018 (the “Placement Agency Agreement”). Under the Placement Agency Agreement, the Company agreed: (i) to pay the placement agent a cash commission equal to ten percent (10%) of the aggregate gross proceeds of the Securities sold at each closing (including the conversion into Securities of certain outstanding promissory notes); (ii) to grant to the placement agent or its designees 5-year warrants to purchase shares of Common Stock equal to ten percent (10%) of the aggregate number of shares of Common Stock issuable upon conversion of the Preferred Stock sold at each closing (including the conversion into Securities of certain outstanding promissory notes), at a price equal to the exercise price of the Warrants; (iii) to reimburse the placement agent for certain reasonable and documented expenses; and (iv) to grant the placement agent a right of first refusal to act as lead managing underwriter and book runner for any future public and private equity and public debt offering for a period of fifteen months from the final closing of the Private Placement.

In connection with the Initial Closing and the Final Closing, the Company’s placement agent, pursuant to the Placement Agency Agreement, received a cash fee of approximately $1.48 million, plus warrants to purchase 2,958,460 shares of Common Stock at an exercise price equal to $0.55.

The foregoing summaries of the material terms and provisions of the Placement Agency Agreement, the Certificate of Designation, the form of Warrant and the form of Subscription Agreement are not complete and are qualified in their entirety by reference to the full text thereof, copies of each of which are filed herewith as Exhibits 10.1, 3.1, 4.1 and 10.2, respectively, and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein in its entirety.

Additional Information

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The securities described herein have not been and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act, and applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock of Marina Biotech, Inc. (incorporated by reference to Exhibit 3.1 to the Prior 8-K).

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Prior 8-K).

10.1	Placement Agency Agreement, dated February 8, 2018, by and between Marina Biotech, Inc. and Maxim Merchant Capital, a division of Maxim Group LLC.

10.2	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

May 18, 2018	By:	/s/ Vuong Trieu
	Name:	Vuong Trieu
	Title:	Executive Chairman and Interim
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock of Marina Biotech, Inc. (incorporated by reference to Exhibit 3.1 to the Prior 8-K).

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Prior 8-K).

10.1	Placement Agency Agreement, dated February 8, 2018, by and between Marina Biotech, Inc. and Maxim Merchant Capital, a division of Maxim Group LLC.

10.2	Form of Subscription Agreement.